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FOR MORE INFORMATION:

Investors:                                                Media:
David Thompson                                            Brian Westrich
Entrust Inc.                                              Fleishman-Hillard
972-943-7330                                              314-982-9109
david.thompson@entrust.com                                westricb@fleishman.com
--------------------------                                ----------------------

David Rockvam
Entrust Inc.
(972) 943-7324
david.rockvam@entrust.com
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   ENTRUST LAUNCHES MAJOR INITIATIVES TO EXPAND INTERNET SECURITY LEADERSHIP,
                       ACCELERATE RETURN TO PROFITABILITY

Unveils revised business model and product direction, expanded market coverage, organizational restructuring, and new brand identity.

DALLAS, JUNE 4, 2001 - Entrust, Inc. (Nasdaq: ENTU), a leading global provider of Internet security services and solutions, today announced a series of strategic initiatives aimed at refocusing the company's resources on the most significant market opportunities and on reducing operating costs.

     An enhanced Internet security capability is now a critical requirement for businesses and governments to protect brand equity, trust and financial assets worldwide. In a recent study by the Computer Security Institute and the Federal Bureau of Investigation (FBI), 85 percent of organizations surveyed experienced security breaches in the past 12 months, and 64 percent reported financial losses that averaged more than $2 million. As businesses and governments move higher value transactions and more sensitive data and information online, today's basic security levels are even more vulnerable.

     "To deliver on the 90-day plan I announced when I joined Entrust just over a month ago, we're unveiling a revised business model and product direction that focus on delivering enhanced Internet security and expanding market coverage," said Bill Conner, Entrust president and chief executive officer. "To execute this strategy, we're instituting a major re-structuring of Entrust's global operations to make the company more competitive, agile and responsive in the market while accelerating our return to profitability."

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Entrust Initiatives/Add one

     Entrust's approach signals a fundamental shift in how enhanced Internet security is delivered to the market. The company's first-mover advantage of its enCommerce (authorization) acquisition has been incorporated to unleash a new set of capabilities that deliver on the requirements for enhanced Internet security - identification, entitlements, validation, privacy and security management.

     Entrust will streamline the way it delivers enhanced products and services by focusing the direct sales resources on the needs of customers in key vertical markets: financial, government and Global 1000 enterprises. Entrust's direct sales and service contacts with customers will enable the company to quickly respond to changing customer needs and enhanced product requirements. Additionally, significant resources will be dedicated to enable system integrators, system consultants and strategic OEM partners to expand the company's market coverage.

     "Entrust has the industry's broadest set of enhanced Internet security capabilities," Conner said. "These increased product and `go-to-market' capabilities will give us the depth and breadth to significantly expand our market coverage and customer opportunities."

     In addition to these initiatives, Entrust is realigning into a functional business model and restructuring the organization. The restructuring plan includes:

    .  Eliminating approximately 400 positions through layoffs and attrition.

    .  Reorganizing along functional lines, versus independent business units.

    .  Closing under-utilized and excess office capacity.

The company also will be redeploying employees in a more geographically efficient manner and conducting an evaluation of the remaining goodwill and other intangibles related to previous acquisitions. Accordingly, the company will be taking a one-time charge of approximately $400 million in the second quarter. The larger components include charges for severance and related work-force reduction, for closing excess facilities, and for impairment of acquisition goodwill and other intangibles.

     "The organization realignment announced today represents a work-force reduction of approximately 30 percent," said David Thompson, chief financial officer. "We anticipate that this will deliver a corresponding positive impact to the ongoing quarterly expense run rate. This action should competitively position Entrust to take advantage of the current market opportunities in Internet security."

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Entrust Initiatives/Add two

     To reflect its new direction, the company also has dropped the word "Technologies" to become Entrust Inc. and has a new corporate tag line, "Securing the Internet."

     "Today's name change and new tag line reflect not only our leadership position in the Internet security market space, but also our assessment of the Entrust brand - where we are, where we are going and how we will get there," Conner said. "Our new name reminds us that our key product isn't technology, but the ability to enable that technology to fit customer needs."

     Entrust also announced that Alberto Yepez, president of Entrust New Ventures Group and former chief executive officer of enCommerce, is leaving active management, but will remain on the Entrust board and serve as a consultant to the company.

     The company added that Mr. Conner and Mr. Thompson will hold a conference call at 10 a.m. EDT on Monday, June 4, 2001 to further discuss these strategic initiatives.

                                      ###
WEBCAST: For a listen-only broadcast with Bill Conner and David Thompson, please visit: http://www.acttel.com/webcastlogin/, Conference ID 348624, 15 minutes before 10 a.m. EDT on June 4th to register, download and install any necessary audio software. This webcast will be accessible through July 23rd at the above address and on the Entrust investor Web site: www.entrust.com/investor.

Audio Replay of Teleconference: A teleconference replay can be heard at the following number: (800) 405-2236, Pass Code 348624# (North America) or (303) 590-3000, Pass Code 348624# (International). The replay will be available beginning 2 p.m. EDT, June 4, through June 8 at 8 p.m. EDT.

ABOUT ENTRUST

Entrust (Nasdaq: ENTU) is a leading global provider of Internet security services and solutions that make it safe to do business and complete transactions over the Internet. Entrust has the industry's broadest set of identification, entitlements, verification, privacy and security management capabilities. Major corporations, service providers, financial institutions and government agencies in more than 40 countries rely on the privacy, security and trust provided through Entrust's portfolio of award-winning technologies. For more information, please visit www.entrust.com.

This press release contains forward-looking statements relating to Entrust's restructuring initiatives, including expected reductions in personnel and operating expenses and the closing of company facilities, and the cost saving and restructuring charge expected from such restructuring initiatives, and such statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are unexpected difficulties or delays in implementing the restructuring initiatives, unforeseen operating expenses, difficulties in leveraging the restructured organization, unexpected delays in closing facilities or eliminating employees, delays in reorganizing along functional lines, diversion of managerial resources from operation of the business, competitive pressures, governmental regulations, general economic conditions and the risk factors detailed from time to time in Entrust's periodic reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, Entrust's quarterly report on Form 10-Q for the quarter ended March 31, 2001. Entrust cautions investors that it may not update any or all of the foregoing forward-looking statements.

Entrust is a registered trademark of Entrust, Inc. in the United States and certain other countries. In Canada, Entrust is a registered trademark of Entrust Technologies Limited. All Entrust product names are trademarks of Entrust. All other company and product names are trademarks or registered trademarks of their respective owners.